Exhibit 99.1

ACETO Corporation
4 Tri Harbor Court
Port Washington, New York 11050
“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

FOR IMMEDIATE RELEASE

ACETO Reports Fiscal 2014 First Quarter Results

FISCAL 2014 FIRST QUARTER HIGHLIGHTS (Comparisons to FY 2013 Q1):

●	Net sales increased 15.7% to $129.3 million
●	Gross profit increased 56.9% to $33.7 million, a record level
●	Net income increased 135.2% to $11.3 million, a record level
●	Diluted EPS increased 122.2% to $0.40, a record level

PORT WASHINGTON, NY – November 7, 2013 – ACETO Corporation (NASDAQ:ACET), a global leader in the marketing, sale and distribution of products for Human Health, Pharmaceutical Ingredients and Performance Chemicals, announced today results of operations for its fiscal 2014 first quarter ended September 30, 2013.

Sal Guccione, Chief Executive Officer of ACETO, stated, “I am very pleased to report that we achieved another record quarter, with an increase in net sales and net income of approximately 16% and 135%, respectively, when compared to the first quarter of fiscal 2013. Our record results were driven primarily by the Human Health and Pharmaceutical Ingredients segments.  The Human Health segment generated a 46% rise in sales, compared to the first quarter of fiscal 2013, driven by several product launches during the past year.

“The Pharmaceutical Ingredients segment grew sales by 19% in the quarter, benefitting from a large reorder of a recently launched product in our Active Pharmaceutical Ingredients (“API”) business as well as a strong performance from our pharmaceutical intermediates business. I am extremely excited by the success achieved by our team in this quarter and look forward to future successes. As discussed previously, we have very limited visibility on the nature, size and timing of future API orders which are predicated on demand trends for our customers’ products. At this time, we anticipate a return to more normalized order patterns going forward.”

Mr. Guccione continued, “The Rising Pharmaceutical business continues to be strong, contributing to Aceto’s overall success. As previously announced, Satish Srinivasan took over as President and COO of this business at the beginning of the quarter. He has brought on three important executives with significant experience in sales, marketing and portfolio management, boosting the overall talent level of an already strong team.  During the quarter, we continued to advance our product pipeline, which we believe will enable us to continue to add to our future new product portfolio.”

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Mr. Guccione concluded, “Along with the successful execution of our business plan, we continue to maintain a strong balance sheet, including a reduction in debt, which will allow us to support our internal and external growth plans.”

FINANCIAL REVIEW

Net sales for the fiscal 2014 first quarter ended September 30, 2013 were $129.3 million, an increase of 15.7% from $111.8 million reported in the same period of the previous fiscal year. Sales from the Human Health segment increased by 46.5% on a year over year basis, largely driven by the launch of new generics products at Rising Pharmaceuticals during fiscal 2013. Gross profit for the segment was $11.1 million, an increase of 37.5% compared to the first quarter of fiscal 2013. Pharmaceutical Ingredients segment revenue rose by 19.2% during the quarter, mainly due to a significant reorder of a recently launched API, as well as continued demand for pharmaceutical intermediates, which represent key components used in the manufacture of certain drug products. The segment saw gross profit increase by 132.1% to $15.3 million.  The Performance Chemicals segment reported a 5.8% decline in sales due in part to lower agricultural protection products sales and a drop in domestic sales of pigments and other intermediates.  Gross profit in the Performance Chemicals segment improved by 7.4% to $7.3 million year over year owing to margin expansion related to the mix of products sold.

Total company gross profit increased 56.9% to $33.7 million in the fiscal 2014 first quarter, compared to $21.5 million in the fiscal 2013 first quarter.  Selling, general and administration expenses were $15.8 million in fiscal 2014 first quarter, up 21.4% from the same period in fiscal 2013.  Net income for the three months ended September 30, 2013 increased 135.2% to $11.3 million, or $0.40 per diluted share, compared to net income of $4.8 million, or $0.18 per diluted share, for the comparable quarter of fiscal 2013.

CONFERENCE CALL

The Company will conduct a conference call at 9:00 a.m. ET on November 8, 2013 to discuss the operating results for the first quarter ended September 30, 2013. Interested parties may participate in the call by dialing 800-447-0521 (847-413-3238 for international callers) – please call in 10 minutes before the call is scheduled to begin, and ask for the ACETO call (conference ID # 35929483).  The conference call will also be webcast live via the Investor Relations section of our website, www.aceto.com.  To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software.  The conference call will be archived on the Company’s website, and a recorded phone replay will also be available from 11:30 a.m. ET on Friday, November 8, 2013 until 11:59 p.m. ET on Friday, November 15, 2013.  Dial 888-843-7419 (630-652-3042 for international callers) and enter the code 35929483# for the phone replay.

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ABOUT ACETO

ACETO Corporation, incorporated in 1947, is a global leader in the marketing, sale and distribution of products for Human Health (finished dosage form generics and nutraceutical products), Pharmaceutical Ingredients (pharmaceutical intermediates and active pharmaceutical ingredients) and Performance Chemicals (specialty chemicals and agricultural protection products).  With business operations in nine countries, ACETO distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical industries.  ACETO’s global operations, including a staff of 25 in China and 12 in India, are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities.

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this news release may not occur.  Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of ACETO’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that ACETO may make, or a projection involving anticipated revenues, earnings or other aspects of ACETO’s operating results or financial position, and the outcome of any contingencies.  Any such forward-looking statements are based on current expectations, estimates and projections of management. ACETO intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s strategic initiatives including selling finished dosage form generic drugs, and statements regarding the prospects for long-term growth.   ACETO cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond ACETO’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in ACETO’s reports filed with the Securities and Exchange Commission, including, but not limited to, ACETO’s Annual Report or Form 10-K for the fiscal year ended June 30, 2013 and other filings. Copies of these filings are available at www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect ACETO’s results of operations and whether forward-looking statements made by ACETO ultimately prove to be accurate.  ACETO’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  ACETO undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

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Investor Relations Contact:
Stephanie Carrington/David Burke
The Ruth Group
(646) 536-7017/7009
scarrington@theruthgroup.com
dburke@theruthgroup.com

(Financial Tables on Following Pages)

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Aceto Corporation and Subsidiaries
Consolidated Statements of Income
(in thousands, except per share amounts)

	(unaudited)
	Three Months Ended
	September 30,
	2013	2012
Net sales	$129,261	$111,748
Cost of sales	95,527	90,243
Gross profit	33,734	21,505
Gross profit %	26.10%	19.24%

Selling, general and administrative expenses	15,764	12,987
Research and development expenses	554	905
Operating income	17,416	7,613

Other income, net of interest expense	158	9

Income before income taxes	17,574	7,622
Income tax provision	6,239	2,802
Net income	$11,335	$4,820

Net income per common share	$0.41	$0.18

Diluted net income per common share	$0.40	$0.18

Weighted average shares outstanding:
Basic	27,757	26,805
Diluted	28,390	27,229

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Aceto Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per-share amounts)

	September 30, 2013	June 30, 2013
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$35,058	$33,231
Investments	2,165	2,144
Trade receivables: less allowances for doubtful accounts: Sept 30, 2013 $1,427; and June 30, 2013 $1,294	93,197	90,108
Other receivables	6,590	5,283
Inventory	87,266	83,849
Prepaid expenses and other current assets	3,885	2,984
Deferred income tax asset, net	726	701

Total current assets	228,887	218,300

Property and equipment, net	11,449	11,410
Property held for sale	4,058	4,058
Goodwill	33,563	33,526
Intangible assets, net	39,426	40,831
Deferred income tax asset, net	8,057	8,055
Other assets	7,822	7,250

Total Assets	$333,262	$323,430

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$7,947	$11,714
Accounts payable	41,588	39,222
Accrued expenses	40,132	38,971
Total current liabilities	89,667	89,907

Long-term debt	18,306	20,355
Long-term liabilities	12,217	13,413
Environmental remediation liability	4,615	5,109
Deferred income tax liability	19	6
Total liabilities	124,824	128,790

Commitments and contingencies

Shareholders’ equity:
Common stock, $.01 par value: (40,000 shares authorized; 28,135 and 27,831 shares issued and outstanding at Sept 30, 2013 and June 30, 2013, respectively)	281	278
Capital in excess of par value	74,911	72,845
Retained earnings	128,263	118,615
Accumulated other comprehensive income	4,983	2,902
Total shareholders’ equity	208,438	194,640

Total liabilities and shareholders' equity	$333,262	$323,430

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